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                                                                    EXHIBIT 10.1

                          CLASSIC COMMUNICATIONS, INC.

                              EMPLOYMENT AGREEMENT

                             WITH J. MERRITT BELISLE



         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of January 31, 1998, but is effective for all purposes as of the Commencement Date (as hereinafter defined), by and between CLASSIC COMMUNICATIONS, INC., a Delaware corporation, and CLASSIC CABLE, INC., a Delaware corporation (together, the "Employer"), and J. MERRITT BELISLE, residing at 3414 Tarlton Lane, Austin, Texas 78746 (the "Employee").


                                R E C I T A L S :

         The Employer recognizes the important contributions that the Employee has made to the Company as an officer and key employee, as currently evidenced by an Employment Agreement, dated as of November 1, 1997 (the "1997 Agreement"), between Classic Cable, Inc. and Employee.

         The Employer wishes to take steps to assure that the Employer will continue to have the Employee's services available to the Employer and its subsidiaries, and the Employer and the Employee desire to terminate and replace the 1997 Agreement.

         In consideration for the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree to amend and restate in its entirety the 1997 Agreement, and agree with each other as follows:

         1. EMPLOYMENT. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2. TERM. The term of employment under this Agreement shall commence on May 26, 1998 (the "Commencement Date") and shall continue through May 25, 1999, provided, however, that beginning on May 27, 1998, and on each day thereafter, the term of this Agreement shall be extended by one additional day, unless either party to this Agreement gives the other written notice of termination of employment, and further, provided, that upon a Successful Recapitalization (as defined below), the term "May 25, 1999" above shall be amended to read "May 25, 2000".

         3.       COMPENSATION; REIMBURSEMENT.

         (a) The Employer shall pay to the Employee as compensation for all services rendered by the Employee during the term of this Agreement a basic annualized salary of $200,000 per year



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(the "Basic Salary"), or such other amount as the parties may agree on from time to time, payable in equal monthly installments or in other more frequent installments, as determined by the Employer. The Board of Directors of the Employer shall have the right to increase the Employee's compensation from time to time by action of the Board of Directors. In addition, the Board of Directors of the Employer, in its discretion, may, with respect to any year during the term hereof, award a bonus or bonuses to the Employee in addition to the bonuses provided for in Section 3(b). The compensation provided for in this Section 3(a) shall be in addition to any pension or profit sharing payments set aside or allocated for the benefit of the Employee.

         (b) In addition to the Basic Salary paid pursuant to Section 3(a), the Employer may pay as incentive compensation an annual bonus based upon the Employee's performance, as determined each year by the Board of Directors of the Employer.

         (c) The Employer shall reimburse the Employee for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employee must furnish to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

         (d) The Employee shall be entitled to continue the use of his current corporate vehicle and such fringe benefits, including, but not limited to, medical and insurance benefits, as may be provided from time to time by the Employer to other senior officers of the Employer.

         (e) As soon as possible after the effective date of this Agreement, the Employer shall adopt a restricted stock award plan pursuant to which stock awards will be granted for a total of 24,040 shares of the Employer's Common Stock, or approximately 7.5 percent of the Employer's shares outstanding on the date hereof, on a fully diluted basis. Restricted stock issued pursuant to such awards shall be subject to a restriction that the first $38 of distributions, whether dividends, upon liquidation, or otherwise shall be withheld by the Employer and distributed to the other holders of Employer's Common Stock. Such awards shall vest evenly on a monthly basis over three years (1/36 per month) beginning on the effective date of a Successful Recapitalization (defined below). Vesting of such awards shall accelerate upon death, disability, or a Liquidation Event. Previous restricted stock awards made to Employee pursuant to the Employer's 1996 Restricted Stock Award Plan shall be canceled upon issuance of the new awards as provided herein.

         (f) In addition to the compensation provided for in this Agreement, the Employer and the Employee acknowledge that they have previously agreed to the retention by Employer of Employee (or at Employee's direction, an entity controlled by the Employee) to provide consulting services for which no compensation is paid pursuant to this Agreement. Employee (or such entity) is to receive a transaction fee of $300,000 upon a Successful Recapitalization prior to September 1, 1998. "Successful Recapitalization" shall mean any issuance of equity and/or debt securities by Classic Communications, Inc. and/or Classic Cable, Inc. approved by the Board of Directors of the Employer. In addition, the Employee (or such entity) and Steven E. Seach ("Seach") are to receive, in the aggregate, a 1% transaction fee on the "Transaction Value" of each "Net Additional Financing" by and all "M&A Activity" of Employer. Such 1% fee may be allocated by Employee


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and Seach in such manner as they may agree between themselves. A "Net Additional
Financing" means any financing by the Employer or any of its subsidiaries, whether equity or debt, to the extent that immediately subsequent to such financing the Employer's total capitalization is greater than it was immediately prior to such financing. "M&A Activity" means the acquisition, through the purchase of assets, a merger, or otherwise, of cable television systems, telephony systems, internet systems, and other communications and new media services or products. A Net Additional Financing and M&A Activity do not include any transaction included in or closed concurrently with the Successful Recapitalization, the sale of securities pursuant to options or other rights outstanding upon completion of the Successful Recapitalization, nor any transaction deemed to be a Change of Control pursuant to Section 8(e)(ii)(B),
(C) or (D) below. It is the intent of the parties that if any transaction or series of related transactions constitute both M&A Activity and a Net Additional Financing, the 1% fee will not be paid on both the Net Additional Financing and M&A Activity financed by the proceeds from the Net Additional Financing. "Transaction Value" means (i) with respect to a Net Additional Financing", the net amount by which the Employer's capitalization has increased, and (ii) with respect to M&A Activity, the value of all consideration paid by the Employer or any of its affiliated companies in the form of cash, stock, or other securities, debt (including the assumption of debt and capital lease obligations), and other property. The value of any securities (whether debt or equity) or other property paid as consideration in connection with M&A Activity is determined as follows:
(i) the value of securities that are freely tradeable in an established public market will be determined on the basis of the last closing market price prior to the public announcement of the transaction constituting the M&A Activity; (ii) the value of securities that are not freely tradeable or have no established public market, or if the consideration utilized consists of property other than securities, the value of such other property shall be the fair market value thereof as mutually agreed upon by both parties to the transaction; and (iii) to the extent such consideration is contingent upon the future performance of the business purchased or sold, the Transaction Value will be calculated assuming the financial projections are achieved.

         4. DUTIES. The Employee is engaged as the Chairman of the Board and Chief Executive Officer of the Employer and of the Employer's various subsidiaries. The Employee shall be a member of the Boards of Directors of the Employer and the Employer's subsidiaries. In addition, the Employee shall have such other duties and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

         5. EXTENT OF SERVICES; VACATIONS AND DAYS OFF.

         (a) During the term of his employment under this Agreement, the Employee shall devote substantially all of his time, energy and attention during regular business hours to the benefit and business of the Employer in performing his duties pursuant to this Agreement.

         (b) The Employee shall be entitled to vacations with pay and to such personal and sick leave with pay in accordance with the policy of the Employer as may be established from time to time by the Employer and applied to other senior officers of the Employer.


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         6. FACILITIES. The Employer shall provide the Employee with a fully furnished office, and the facilities of the Employer shall be generally available to the Employee in the performance of his duties pursuant to this Agreement; it being understood and contemplated by the parties that all equipment, supplies and office personnel required for performance of the Employee's duties under this Agreement shall be supplied by the Employer.

         7. TERMINATION ON DEATH, ILLNESS OR INCAPACITY.

         (a) If a Successful Recapitalization shall have occurred, and if the Employee dies during the term of his employment, the Employer shall pay to the estate of the Employee the Basic Salary that would have otherwise been paid to Employee through the end of the term of this Agreement (provided that the term shall cease to be extended daily pursuant to Section 2 hereof upon the death of Employee) plus any bonus compensation earned but not yet paid up to the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate. After receiving the payments provided in this subparagraph (a), the Employee and his estate shall have no further rights under this Agreement.

         (b) (i) During any period of disability, illness or incapacity during the term of this Agreement which renders the Employee at least temporarily unable to perform the services required under this Agreement for a period which does not exceed one hundred and eighty (180) continuous days in any one-year period, the Employee shall receive the compensation payable under Section 3(a) of this Agreement plus any bonus compensation earned but not yet paid, less any benefits received by him under any disability insurance carried by or provided by the Employer. Upon the Employee's permanent disability (as defined below), Employee shall continue to receive the Basic Salary that would have otherwise been paid to Employee through the end of the term of this Agreement, provided that the term shall cease to be extended daily pursuant to Section 2 hereof upon the permanent disability of Employee. Notwithstanding the continuation of the Basic Salary as set forth above, the Employee shall continue to receive any disability benefits to which he may be entitled under any disability income insurance which may be carried by or provided by the Employer from time to time.

                  (ii) The term "permanent disability" as used in this Agreement shall mean the inability of the Employee, as determined by the Board of Directors of the Employer, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of one hundred and eighty (180) days in any one-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate the Employee's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians. The Employee and the Employer shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Employee agrees to make himself available for and


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to submit to examinations by such physicians as may be directed by the Employer.
Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

         8. OTHER TERMINATIONS.

         (a) (i) The Employee may terminate his employment hereunder upon giving at least ninety (90) days' prior written notice to the Employer. In addition, the Employee shall have the right to terminate his employment hereunder on the conditions and at the times provided for in Section 8(e) of this Agreement.

             (ii) If the Employee gives notice pursuant to Section 8(a) above, the Employer shall have the right to relieve the Employee, in whole or in part, of his duties under this Agreement (without reduction in compensation through the termination date).

         (b) The Employer may terminate Employee's employment hereunder at any time, without prior notice.

         (c) If the Employer shall terminate the employment of the Employee without good cause (as defined below) effective on a date earlier than the termination date provided for in Section 2, the Employee shall have the nonforfeitable right to receive, the Basic Salary, paid monthly, that he is entitled to for the remainder of the term of this Agreement, and the Employer shall continue to provide him with medical insurance coverage for the remainder of the term of this Agreement; provided that, notwithstanding such termination of employment, the Employee's covenants set forth in Section 10 and Section 11 are intended to and shall remain in full force and effect.

         (d) (i) If the employment of the Employee is terminated for good cause, or if the Employee voluntarily terminates his employment by written notice to the Employer under Section 8(a) of this Agreement without reliance on Section 8(e), the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to the effective date of such termination. Under such circumstances, such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement.

                  (ii)     "Good cause" shall include:

                           (1)      the Employee's conviction of a criminal
offense that has a material adverse effect upon the business or reputation or the Employer or any affiliate of the Employer;

                           (2)      commission by the Employee of a material
breach of his duty of loyalty to the Employer or any affiliate of the Employer; and

                           (3)      the Employee's willful failure or refusal to
perform his assigned duties, which willful refusal has had, or if continued, could reasonably be expected to have, a material adverse effect on the Employer or the affiliates of the Employer or their respective businesses or


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prospects, and which willful refusal has continued after Employee has received at least two written warnings specifically advising him or his shortcomings and providing him with an opportunity to resume performance in accordance with his assigned duties.

                  (iii) Termination of the employment of the Employee for reasons other than those expressly specified in this Agreement as good cause shall be deemed to be a termination of employment "without good cause".

         (e) (i) If a Change in Control of the Employer (as defined below) shall occur, then the Employee shall have, instead of the further rights described herein, the right to terminate his employment under this Agreement immediately and the nonforfeitable right to receive, payable in a lump sum, the Basic Salary that he is entitled to for the unexpired term of this Agreement, and the Employer shall continue to provide him with medical insurance coverage for the unexpired term of this Agreement; provided that, notwithstanding such termination of employment, the Employee's covenants set forth in Section 10 and
Section 11 are intended to and shall remain in full force and effect.

                  (ii)  "Change in Control" means:

                  (A) J. Merritt Belisle, Steven E. Seach, Austin Ventures, L.P., a Delaware limited partnership, Austin Ventures III-A, L.P., a Delaware limited partnership, Austin Ventures III-B, L.P., a Delaware limited partnership, BT Capital Partners, Inc., a Delaware corporation, Texas Growth Fund, a trust fund created by the Constitution of the State of Texas, and NationsBanc Capital Corp., a Texas corporation, cease to own at least a majority of the issued and outstanding shares of Employer's Common Stock.

                  (B) there is a sale of all or substantially all of Employer's assets, or all or substantially all of Employer's capital stock, or one or more of its subsidiaries, in one or more transactions for cash or freely salable securities and a subsequent liquidation of the Employer in which its stockholders receive liquidating distributions of such proceeds of sale after payment or provision for the valid debts and liabilities of the Employer;

                  (C) there is a merger or consolidation of the Employer, or one or more of its subsidiaries, with or into one or more corporations, limited liability companies or partnerships in which the Employer, or its subsidiaries, as the case may be, receive cash or freely salable securities for all of its or their assets, and a subsequent liquidation of the Employer, or one or more of its subsidiaries, in which the stockholders of the Employer, or its subsidiaries, as the case may be, receive liquidating distributions of such proceeds of sale, merger or consolidation after payment or provision for the valid debts and liabilities of the Employer, or its subsidiaries, as the case may be; or

                  (D) there is a merger or consolidation of the Employer or the majority (based on the value of assets held by the subsidiaries) of the Employer's subsidiaries, with or into another



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corporation, limited liability company or a partnership in which the stockholders of the Employer or its subsidiaries, as the case may be, receive cash or marketable securities for all of their stock.

         (f) The provisions of Section 8(c) and Section 8(e) are mutually exclusive and Employee shall be entitled to payment only under one of those Sections.

         (g) The parties agree that, because there can be no exact measure of the damage that would occur to the Employee as a result of a termination by the Employer of the Employee's employment without good cause, the payments and benefits paid and provided pursuant to this Agreement shall be deemed to constitute liquidated damages and not a penalty for the Employer's termination of the Employee's employment without good cause, and the Employer agrees that the Employee shall not be required to mitigate his damages.

         9. DISCLOSURE. The Employee agrees that during the term of his employment by the Employer, he will disclose and disclose only to the Employer all material ideas, methods, plans, developments or improvements known by him which relate directly or indirectly to the business of the Employer, whether acquired by the Employee before or during his employment by the Employer. Nothing in this Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

         10. CONFIDENTIALITY. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of his employment by the Employer, he will not, without the prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

         11. NON-COMPETITION; NON-SOLICITATION.

         The Employee hereby acknowledges that, during and solely as a result of his employment by the Employer, he has received and shall continue to receive:
(1) special training and education with respect to the operations of a cable television company and other related matters, and (2) access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to the Employee by the Employer as a result of the Employee's employment, as outlined in the previous sentence, the Employee hereby agrees as follows:

         (a) During a period ending two years following the termination of his employment under this Agreement, the Employee shall not, without the prior written consent of the Employer, (i) directly or indirectly engage in any business that competes with the Employer or any Affiliate of the Employer in their conduct of the cable television business, or otherwise receive compensation for any services rendered regarding any aspect of the cable television business anywhere within the service area of any cable television system operated by the Employer or any Affiliate of the


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Employer, or (ii) engage or participate, directly or indirectly, in any business which is substantially similar to that of the Employer or any Affiliate of the Employer, including, without limitation, serving as a consultant, administrator, officer, director, employee, manager, landlord, lender, guarantor, or in any similar or related capacity or otherwise receive compensation for services rendered regarding any aspect of the cable television business anywhere within the service area of any cable television system operated by the Employer or any Affiliate of the Employer. The Employee acknowledges that these limited prohibitions are reasonable as to time, geographical area and scope of activities to be restrained and that the limited prohibitions do not impose a greater restraint than is necessary to protect the Employer's goodwill, proprietary information and other business interests. The mere ownership of a de minimis amount of securities in any competitive enterprise and exercise of rights appurtenant thereto, and participation in management of any such enterprise or business operation other than in connection with the competitive operation of such enterprise, are not prohibited.

         (b) During his employment with the Employer and, except as may be otherwise herein provided, for a period of two (2) years following the termination of his employment with the Employer, regardless of the reason for such termination, the Employee agrees he will refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise (1) solicit any of the employees of the Employer to terminate their employment or (2) accept employment with or seek remuneration by any of the clients or customers of the Employer with whom the Employer did business during the term of the Employee's employment.

         (c) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to Sections 11(a) or (b) shall be extended by any length of time during which the Employee is in breach of such covenants.

         (d) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 11(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

         (e) It is agreed by the Employer and Employee that if any portion of the covenants set forth in this Section 11 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this
Section 11 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         (f) Notwithstanding any provision of this Section 11 to the contrary, during the term of this Agreement, the Employee may acquire, engage in business with, and receive compensation from any other company or business, provided, however, that (i) in the case of an acquisition of a business operating cable television systems, telephony systems, internet systems, or other communication or new media services or products, Employer must have been offered the opportunity to acquire such business on terms and conditions not less favorable than the terms upon which Employee purchases such business; (ii) such other company or business shall not be in competition with Employer; and (iii) Employee shall continue to devote substantially all of his time to the business affairs of the Employer. The Employer will be deemed to have been afforded an opportunity to purchase a business if, at least 60 days prior to any such acquisition by the Employee, the Employer is presented a description of such business and a detailed description of the terms upon which such business is to be purchased, and the Board of Directors of the Employer (i) votes not to acquire such business pursuant to such terms, (ii) fails to make a determination whether to acquire such business within 20 days of receipt of such description of such business and such terms, or (iii) terminates negotiations with such business after initially determining to negotiate to acquire such business.

         12. SPECIFIC PERFORMANCE.   The Employee agrees that damages at law
will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 9, 10 or 11 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 9, 10 or 11 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

         13. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

         14. WAIVER OF BREACH. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         15. ASSIGNMENT. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.


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reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         (f) Notwithstanding any provision of this Section 11 to the contrary, during the term of this Agreement, the Employee may acquire, engage in business with, and receive compensation from any other company or business, provided, however, that (i) in the case of an acquisition of a business operating cable television systems, telephony systems, internet systems, or other communication or new media services or products, Employer must have been offered the opportunity to acquire such business on terms and conditions not less favorable than the terms upon which Employee purchases such business; (ii) such other company or business shall not be in competition with Employer; and (iii) Employee shall continue to devote substantially all of his time to the business affairs of the Employer. The Employer will be deemed to have been afforded an opportunity to purchase a business if, at least 60 days prior to any such acquisition by the Employee, the Employer is presented a description of such business and a detailed description of the terms upon which such business is to be purchased, and the Board of Directors of the Employer (i) votes not to acquire such business pursuant to such terms, (ii) fails to make a determination whether to acquire such business within 20 days of receipt of such description of such business and such terms, or (iii) terminates negotiations with such business after initially determining to negotiate to acquire such business.

         12. SPECIFIC PERFORMANCE. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 9, 10 or 11 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 9, 10 or 11 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

         13. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

         14. WAIVER OF BREACH. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         15. ASSIGNMENT. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.


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         16. ENTIRE AGREEMENT. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the Employer (or its subsidiaries) and Employee, with respect to the subject matter hereof, including, without limitation, the 1996 Agreement and Section D.3 of the Amended and Restated Stockholders Agreement dated as of October 31, 1995, among Classic Communications, Inc., the Employee, and the other stockholders of Classic Communications, Inc., as amended, which agreement provides for severance compensation to the Employee upon termination of his employment with Classic Communications, Inc. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         17. CONSTRUCTION AND INTERPRETATION.

         (a) This Agreement shall be governed by and construed pursuant to the laws of the State of Texas.

         (b) The headings of the various sections in this Agreement are inserted for convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

         (c) Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

         18. NOTICE. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent:

         To the Employer:           Classic Communications, Inc.
                                    Classic Cable, Inc.
                                    515 Congress Avenue, Suite 2626
                                    Austin, Texas 78701



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



         With a copy to:            Cary Ferchill
                                    Winstead Sechrest & Minick P.C.
                                    100 Congress Avenue, Suite 800
                                    Austin, Texas 78701

         To the Employee at his address herein above written.

         19. VENUE; PROCESS. The parties to this Agreement agree that jurisdiction and venue in any action brought pursuant to this Agreement to enforce its terms or otherwise with respect to the relationships between the parties shall properly lie in the District Court of the State of Texas in and for Travis County. Such jurisdiction and venue are merely permissive; jurisdiction and venue shall also continue to lie in any court where jurisdiction and venue would otherwise be proper. The parties agree that they will not object that any action commenced in the foregoing jurisdiction is commenced in a forum non conveniens. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

                                     * * * *


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                 CLASSIC COMMUNICATIONS, INC.


                                 By: /s/ STEVEN E. SEACH
                                    -----------------------------------
                                         Steven E. Seach
                                         President


                                 CLASSIC CABLE, INC.


                                 By: /s/ STEVEN E. SEACH
                                    -----------------------------------
                                         Steven E. Seach
                                         President


                                 By: /s/ J. MERRITT BELISLE
                                    -----------------------------------
                                         J. MERRITT BELISLE





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